EXHIBIT (a)(3)

                                SECOND AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


      THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, made as of the 1st day of July, 1997 (the "Second Amendment"), by and between DOUGHTIE'S'S FOODS, INC., a Virginia corporation (the "Borrower), and CRESTAR BANK, a Virginia Banking corporation (the "Bank"), provides as follows:

      1. Recitals. The Borrower and the Bank are parties to that certain Amended and Restated Credit Agreement dated as of June 14, 1996, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of September 30, 1996 (as so amended, the "Agreement"). The Borrower and the Bank desire to further amend the Agreement as hereinafter set forth. Capitalized terms used in this Second Amendment shall have the meanings specified in the Agreement unless otherwise defined herein.

      2.      Amendments.

            (a)      Annex I to the Agreement is hereby amended as follows:

                  (i) The  following  defined  term is hereby  added to Annex I:
                  "Contingent Facility" - Section 2.3.

                  (ii) The following defined terms are hereby deleted from Annex
                  I: "Debt Service" and "EBITD".

                  (iii) The definition of "Termination Date" in Annex I is hereby amended to read, in its entirety, as follows:

                                    "Termination Date" shall mean July 31, 2000,
                           or such earlier date as the Commitment shall terminate as provided in the Agreement or such later date as may hereafter be agreed to by the Bank in writing.

            (b) The first sentence of Section 2.1 of the Agreement is hereby amended to read as follows:

                                    The Bank has made and,  subject to the terms
                  and conditions herein set forth, shall make revolving credit loans (the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in amounts not to exceed, in the aggregate outstanding at any one time, the lesser of
                  (i) the Borrowing Base, or (ii) 54,000,000, as such amount may be increased from time to time pursuant to Section 2.3 of the Agreement (the "Revolving Credit Commitment").

            (c) The Agreement is hereby amended by the addition of the following
Section 2.3:

                                    2.3  Contingent  Facility.  There is  hereby
                  established a revolving credit facility pursuant to which the Borrower may request and the Bank may make additional revolving credit loam to the Borrower in amounts, not to exceed, in the aggregate outstanding at any one time, $3,300,000, on the terms and conditions set forth herein with respect to Revolving Credit Loans (the "Contingent Facility"). No amount of the Contingent Facility shall be available for borrowing except as specified herein. The Borrower may, from time to time during the Commitment Period, by not less than ten (10) Business Days' written notice to the Bank, request that the Contingent Facility (or a portion thereof in minimum increments of $1,000,000) be converted to and become a part of the Revolving Credit Commitment. Upon such request and upon
                  (i) the payment by the Borrower to the Bank of an activation fee of 1/8% (0.125%) of the amount to be so converted, and
                  (11) the delivery to the Bank, in form reasonably satisfactory to the Bank, of (A) an amended Revolving Credit Note evidencing the increase in the amount of the Revolving Credit Commitment, (B)such other documentation related thereto as the Bank shall reasonably require, the Contingent Facility or such portion thereof specified by the Borrower shall be converted into and become a part of the Revolving Credit Commitment and the Revolving Credit Commitment shall be increased by the amount of the Contingent Facility so converted.

            (d) Section 6.1 of the Agreement is hereby amended by the deletion of paragraph (d) thereof.

            (e)  Section  6 of the  Agreement  is  hereby  amended  to add a new
Section 6.17, to read, in its entirety, as follows:

                                    6.17 Pay to the Bank,  within ten (10) days'
                  after receipt of an invoice by the Bank therefor, a quarterly fee equal to 1/4% (0.25%) of the unused portion of the Revolving Credit Commitment during the preceding calendar quarter, computed on a dally basis.

            (f) Section 7.9 of the Agreement is hereby amended to read, in its entirety, as follows:

                                    7.9 Tangible Net Worth.  Permit Tangible Net
                  Worth to be at any time less than $7,500,000.

            (g) The Agreement is hereby amended by the deletion of Sections 7.12, 7.13 and 7.15 thereof.

            (h) Exhibit A to the Agreement is hereby amended to read, in its entirety, as set forth on Exhibit A attached hereto.

            (i) Exhibit B to the Agreement is hereby amended to read, in its entirety, as set forth on Exhibit B attached hereto.

      3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

            (a) The representations and warranties of the Borrower and Dutterer's set forth in the Loan Documents are true and correct on and as of the date hereof as though made on and as of such date except insofar as such representations and warranties relate expressly to an earlier date;

            (b) After giving effect to the Second Amendment, there exists no Event of Default and no condition, act or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

      4. Conditions Precedent to the Second Amendment. The Second Amendment shall not become effective unless and until the Bank shall have received the Second Amendment and the Notes, in the form specified in Exhibits A and B hereto, duly executed by the Borrower.

      5. Miscellaneous. Except as expressly amended hereby, the Agreement is hereby ratified and confirmed as in full force and effect.

      IN WITNESS WHEREOF, the Borrower and the Bank have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                    DOUGHTIE'S FOODS, INC.

                                    By:    /s/ Marion S. Whitfield, Jr.
                                       ----------------------------
                            Marion S. Whitfield, Jr.
                                          Senior Vice President


                                    CRESTAR BANK

                                    By: /s/ Bruce W. Nave
                                       ----------------------------
                                          Bruce W. Nave
                                          Vice President

                                      EXHIBIT A

Commercial Note                                                          CRESTAR

Borrower:            Doughtie's Foods, Inc.
Loan Amount:         Four Million Dollars and no cents ($4,000,000.00)
Borrower's Address:  Attn: Mike Larock
                     P.O. Box 7229
                     Portsmouth, VA 23707-0229


Officer:             Bruce W. Nave (initials) /s/ BWN  Date:         July 1,1997
                                            ----------
Account No:   04300033425154        Note No: 2001       Note Type:  Renewal Loan

For Value Received, the undersigned (whether one or more) jointly and severally promise to pay to the order of Crestar Bank (the "Bank") at any of its offices, or at such place as the Bank may designate in writing, without offset and in immediately available funds, the Loan Amount shown above, including or plus interest, and any other amounts due, upon the terms specified below.

Loan Type And Repayment Terms

Loan Type:                Revolving Master Borrowing Line

                This is an open end revolving line of credit. You may borrow an aggregate principal amount up to the Loan Amount shown above outstanding at any one time.

Repayment Terms: Principal on demand, plus interest, but the undersigned shall be liable for only so much of the Loan Amount as shall be equal to the total advanced to or for the undersigned, or any of them, by the Bank from time to time, less all payments made by or for the undersigned and applied by the Bank to principal, plus interest on each such advance, and any other amounts due all as shown on the Bank's books and records, which shall be prima facie evidence of the amount owed.

             Principal shall be payable on the Termination Date, as defined in the "Agreement,' as hereinafter defined.

Additional Terms And Conditions:

This Note is governed by additional terms and conditions contained in a(n) Amended and Restated Revolving Credit Agreement between the undersigned and the Bank dated June 14,1995, and any modifications, renewals, extensions or replacements thereof (the "Agreement"), which is incorporated in this Note by reference. In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest

Accrued interest will be payable on the last day of each month beginning on July 31,1997.

Interest will accrue daily on an actual 360 basis (that is, on the actual number of days elapsed over a year of 360 days).

Each scheduled payment made on this Note will be applied to accrued interest before it is applied to principal. Interest will accrue from the date of this Note on the unpaid balance and will continue to accrue after maturity, whether by acceleration or otherwise, until this Note is paid in full.

Subject to the above, interest per annum payable on this Note (the "Rate") will be 1.500% plus the 30-day British Bankers Association LIBOR Rate, as determined by the Bank, for an amount equal to the Loan Amount. The Rate is a reference rate only and does not necessarily represent the lowest rate of interest charged for such borrowings. Adjustments to the Rate shall be effective as of the first business day of each calendar month.

This Note represents a renewal and refinance of the balance owed on note number 3425154- 2001 dated June 14, 1995, in the original principal amount of $7,500,000.00.

Collateral

Any collateral pledged to the Bank to secure any of the undersigned's existing or future liabilities to the Bank shall secure this Note. To the extent permitted by law, each of the undersigned grants to the Bank a security interest in and a lien upon all deposits or investments maintained by the undersigned with, and all indebtedness owed to the undersigned by the Bank or any of its affiliates.

This Note is also secured by the following collateral and proceeds thereof:

Collateral as described on Schedule A attached hereto and incorporated herein.

All of this security is referred to collectively as the "Collateral." The Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the undersigned to the Bank, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the undersigned to the Bank in any order at the option of the Bank.

Loan Purpose And Updated Financial Information Required

The undersigned warrant and represent that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The undersigned agree to provide to the Bank updated financial information, including, but not limited to, tax returns, current financial statements in form satisfactory to the Bank, as well as additional information, reports or schedules (financial or otherwise), all as the Bank may from time to time request.

Default, Acceleration And Setoff

Upon the occurrence of an Event of Default, as defined in the Agreement, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note will, at the option of the Bank, become immediately due and payable, without notice or demand. Upon the occurrence of an event of default, the Bank will be entitled to interest on the unpaid balance at the stated Rate plus 2.00% (the "Default Rate"), unless otherwise required by law, until paid in full. To the extent permitted by law, upon default, the Bank will have the right in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to the Bank against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature on deposit with, held by, owed by, or in the possession of, the Bank or any of its affiliates to the credit of or for the account of any Party, without notice to or consent by any Party. The remedies provided in this Note and any other agreement between the Bank and any Party are cumulative and not exclusive of any remedies provided by law.

Capital Adequacy

Should the Bank, after the date of this Note, determine that the adoption of any law or regulation regarding capital adequacy, or any change in its interpretation or administration, has or would have the effect of reducing the Bank's rate of return under this Note to a level below that which the Bank could have achieved but for the adoption or change, by an amount which the Bank considers to be material, then, from time to time, 30 days after written demand by the Bank, the undersigned shall pay to the Bank such additional amounts as will compensate the Bank for the reduction. Each demand by the Bank will be made in good faith and accompanied by a certificate claiming compensation under this paragraph and stating the amounts to be paid to it and the basis for the payment.

Late Charges And Other Authorized Charges

If any portion of a payment is at least ten (10) days past due, the undersigned agree to pay a late charge of 5.00% of the amount which is past due. Unless prohibited by applicable law, the undersigned agree to pay the fee established by the Bank from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition, as permitted by applicable law, the undersigned agree to pay the following: (1) all expenses, including, without limitation, all court or collection costs, and reasonable attorneys' fees and expenses, whether suit be brought or not, incurred in collecting this Note; (2) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which the Bank from time to time in its sole discretion may deem necessary: (3) any premiums for property insurance purchased on behalf of the undersigned or on behalf of the owner(s) of the Collateral pursuant to any security instrument relating to the Collateral; (4) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by the Bank of attorneys with respect to this Note and the obligations it evidences; and (5) any other charges permitted by applicable law. The undersigned agree to pay these authorized charges on demand or, at the Banks option, the charges may be added to the unpaid balance of the Note and will accrue interest at the stated Rate. Upon the occurrence of an event of default, interest will accrue at the Default Rate.

Waivers

The undersigned and each other Party waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The undersigned and each other Party waive any rights to require the Bank to proceed against any other Party or person or any Collateral before proceeding against the undersigned or any of them, or any other Party, and agree that without notice to any Party and without affecting any Party's liability, the Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Party or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Party primarily or secondarily liable. The undersigned and each other Party agree that the Bank may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Party to the Bank, as the Bank may elect from time to time. The undersigned also waive any rights afforded to them by Sections 49-25 and 49-25 of the Code of Virginia of 1950 as amended.

TO THE EXTENT LEGALLY PERMISSIBLE, THE UNDERSIGNED WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Severability, Amendments And No Waiver By Bank

Any provision of this Note which is prohibited or unenforceable will be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the undersigned from any term of this Note, will in any event be effective unless it is in writing and signed by an authorized employee of the Bank, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which given. If the interest Rate is tied to an external index and the index becomes unavailable during the term of this loan, the Bank may designate a substitute index with notice to the Borrower. No failure or delay on the part of the Bank to exercise any right, power or remedy under this Note may be construed as a waiver of the right to exercise the same or any other right at any time.

Liability, Successors And Assigns And Choice of Law

Each of the undersigned shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the undersigned's heirs, personal representatives, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. The undersigned agree that certain material events and occurrences relating to this Note bear a reasonable relationship to the Commonwealth of Virginia. The validity, terms, performance and enforcement of this Note shall be governed by applicable federal law and the internal laws of the Commonwealth of Virginia which are applicable to agreements which are negotiated, executed, delivered and performed solely in the Commonwealth of Virginia.

By signing below, the undersigned agree to the terms of this Note and acknowledge receipt of a loan in the Loan Amount shown above.


                                    Doughtie's Foods, Inc.


              By: ------------------------------------------(Seal)
                   Marion S. Whitfield, Senior Vice President

                                    SCHEDULE A
                                       TO
                      COMMERCIAL NOTE DATED JULY 1, 1997 MADE
                                       BY
                             DOUGHTIE'S FOODS, INC.



1. Credit line deed of trust dated June 14,1995, from Doughtie's Foods, Inc. ("Borrower') to David A. Durham and David Singleton, trustees ("Trustees"), on real estate and improvements located in Portsmouth, Virginia.

2.  Guaranty   dated  June  14,1996,   from   Dutterer's  of  Manchester   Corp.
("Dutterer").

3. Credit line deed of trust dated June 14,1996, from Dutterer's to Trustees, on real estate and improvements located in Manchester, Maryland.

4. Security Agreement from Borrower dated June 14, 1996, on Accounts, Inventory, Equipment and General Intangibles.

5. Security Agreement from Dutterer's dated June 14,1996, on a promissory note dated September 3,1995, made by Value Added Food Services, Inc., and payable to Dutterer's in the original principal amount of $1,038,755.

5. Borrower's Assignment dated June 14,1996, pursuant to Assignment of Claims Act, of its right to receive monies due and to become due to Borrower pursuant to its contract with the United States of America (Defense Logistics Agency) for the supply of foods to military facilities in southern Virginia.


DOUGHTIE'S FOODS, INC., a Virginia corporation

By:-------------------------------------------
Its:------------------------------------------

                                    EXHIBIT B



Commercial Note      CRESTAR
Borrower:            Doughtie's Foods, Inc.
Loan Amount:         One Million Three Hundred Fifty Thousand Dollars and no
                     cents ($1,350,000.00)
Borrower's Address:  Attn: Mike Larock
                     P.O. Box 7229
                     Portsmouth, VA 23707 022
Officer:             Bruce W. Nave            (initials)      Date:  July 1,1997
Account No:      04300033425154      Note No: 2001      Note Type:  Renewal Loan

For Value Received, the undersigned (whether one or more) jointly and severally promise to pay to the order of Crestar Bank (the "Bank") at any of its offices, or at such place as the Bank may designate in writing, without offset and in immediately available funds, the Loan Amount shown above, including or plus interest, and any other amounts due, upon the terms specified below.

Loan Type And Repayment Terms

Loan Type:      Term-Variable Payment

Repayment Terms: The Loan Amount shall be payable in 13 consecutive quarterly installments of principal of $100,000.00 each, plus interest, payable on the first day of each calendar quarter, beginning October 1, 1997, and a final payment of $50,000.00 plus interest and other amounts owed, due on January 1, 2001.

Additional Terms And Conditions:

This Note is governed by additional terms and conditions contained in a(n) Amended and Restated Revolving Credit Agreement between the undersigned and the Bank dated June 14,1996, and any modifications, renewals, extensions or replacements thereof (the "Agreement"), which is incorporated in this Note by reference. In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest

Accrued interest will be payable on the first day of each quarter beginning on October 1,1997.

Interest will accrue daily on an actual 36O basis (that is, on the actual number of days elapsed over a year of 360 days).

Each scheduled payment made on this Note will be applied to accrued interest before it is applied to principal. Interest will accrue from the date of this Note on the unpaid balance and will continue to accrue after maturity, whether by acceleration or otherwise, until this Note is paid in full.

Subject to the above, interest per annum payable on this Note (the "Rate") will be 1.500% plus the 30-day British Bankers Association LIBOR Rate, as determined by the Bank, for an amount equal to the Loan Amount. The Rate is a reference rate only and does not necessarily represent the lowest rate of interest charged for such borrowings. Adjustments to the Rate shall be effective as of the first business day of each calendar month.

This Note represents a renewal and refinance of the balance owed on note number 3426154- 9012 dated June 14, 1996, in the original principal amount of $1,750,000.00.

Collateral

Any collateral pledged to the Bank to secure any of the undersigned's existing or future liabilities to the Bank shall secure this Note. To the extent permitted by law, each of the undersigned grants to the Bank a security interest in and a lien upon all deposits or investments maintained by the undersigned with, and all indebtedness owed to the undersigned by, the Bank or any of its affiliates.

This Note is also secured by the following collateral and proceeds thereof

Collateral as described on Schedule A attached hereto and incorporated herein.

All of this security is referred to collectively as the 'Collateral." The Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the undersigned to the Bank, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the undersigned to the Bank in any order at the option of the Bank.

Loan Purpose And Updated Financial Information Required

The undersigned warrant and represent that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The undersigned agree to provide to the Bank updated financial information, including, but not limited to, tax returns, current financial statements in form satisfactory to the Bank, as well as additional information, reports or schedules (financial or otherwise), all as the Bank may from time to time request.

Default, Acceleration And Setoff

Upon the occurrence of an Event of Default, as defined in the Agreement, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note will, at the option of the Bank, become immediately due and payable, without notice or demand. Upon the occurrence of an event of default, the Bank will be entitled to interest on the unpaid balance at the stated Rate plus 2.00% (the "Default Rate"), unless otherwise required by law, until paid in full. To the extent permitted by law, upon default, the Bank will have the right in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to the Bank against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature on deposit with, held by, owed by, or in the possession of, the Bank or any of its affiliates to the credit of or for the account of any Party, without notice to or consent by any Party. The remedies provided in this Note and any other agreement between the Bank and any Party are cumulative and not exclusive of any remedies provided by law.

Capital Adequacy

Should the Bank, after the date of this Note, determine that the adoption of any law or regulation regarding capital adequacy, or any change in its interpretation or administration, has or would have the effect of reducing the Bank's rate of return under this Note to a level below that which the Bank could have achieved but for the adoption or change, by an amount which the Bank considers to be material, then, from time to time, 30 days after written demand by the Bank, the undersigned shall pay to the Bank such additional amounts as will compensate the Bank for the reduction. Each demand by the Bank will be made in good faith and accompanied by a certificate claiming compensation under this paragraph and stating the amounts to be paid to it and the basis for the payment.

Late Charges And Other Authorized Charges

If any portion of a payment is at least ten (10) days past due, the undersigned agree to pay a late charge of 5.00% of the amount which is past due. Unless prohibited by applicable law, the undersigned agree to pay the fee established by the Bank from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition, as permitted by applicable law, the undersigned agree to pay the following: (1) all expenses, including, without limitation, all court or collection costs, and reasonable attorneys' fees and expenses, whether suit be brought or not, incurred in collecting this Note; (2) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which the Bank from time to time in its sole discretion may deem necessary; (3) any premiums for property insurance purchased on behalf of the undersigned or on behalf of the owner(s) of the Collateral pursuant to any security instrument relating to the Collateral; (4) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by the Bank of attorneys with respect to this Note and the obligations it evidences; and (5) any other charges permitted by applicable law. The undersigned agree to pay these authorized charges on demand or, at the Bank's option, the charges may be added to the unpaid balance of the Note and will accrue interest at the stated Rate. Upon the occurrence of an event of default, interest will accrue at the Default Rate.

Waivers

The undersigned and each other Party waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The undersigned and each other Party waive any rights to require the Bank to proceed against any other Party or person or any Collateral before proceeding against the undersigned or any of them, or any other Party, and agree that without notice to any Party and without affecting any Party's liability, the Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Party or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Party primarily or secondarily liable. The undersigned and each other Party agree that the Bank may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Party to the Bank, as the Bank may elect from time to time. The undersigned also waive any rights afforded to them by Sections 49-25 and 49-26 of the Code of Virginia of 1950 as amended.

TO THE EXTENT LEGALLY PERMISSIBLE, THE UNDERSIGNED WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Severability, Amendments And No Waiver By Bank

Any provision of this Note which is prohibited or unenforceable will be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the undersigned from any term of this Note, will in any event be effective unless it is in writing and signed by an authorized employee of the Bank, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which given. If the interest Rate is tied to an external index and the index becomes unavailable during the term of this loan, the Bank may designate a substitute index with notice to the Borrower. No failure or delay on the part of the Bank to exercise any right, power or remedy under this Note may be construed as a waiver of the right to exercise the same or any other right at any time.

Liability, Successors And Assigns And Choice of Law

Each of the undersigned shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the undersigned's heirs, personal representatives, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. The undersigned agree that certain material events and occurrences relating to this Note bear a reasonable relationship to the Commonwealth of Virginia. The validity, terms, performance and enforcement of this Note shall be governed by applicable federal law and the internal laws of the Commonwealth of Virginia which are applicable to agreements which are negotiated, executed, delivered and performed solely in the Commonwealth of Virginia.

By signing below, the undersigned agree to the terms of this Note and acknowledge receipt of a loan in the Loan Amount shown above.

Doughtie's Foods, Inc.

By:
   -----------------------------------------(Seal)
    Marion S. Whitfield, Senior Vice President

                                   SCHEDULE A
                                       TO
                     COMMERCIAL NOTE DATED JULY 1,1997 MADE
                                       BY
                             DOUGHTIE'S FOODS, INC.


1. Credit line deed of trust dated June 14,1996, from Doughtie's Foods, Inc. ("Borrower') to David A. Durham and David Singleton, trustees ("Trustees'), on real estate and improvements located in Portsmouth, Virginia.

2.  Guaranty   dated  June  14,1996,   from   Dutterer's  of  Manchester   Corp.
("Dutterer').

3. Credit line deed of trust dated June 14,1996, from Dutterer's to Trustees, on real estate and improvements located in Manchester, Maryland.

4. Security Agreement from Borrower dated June 14, 1996, on Accounts, Inventory, Equipment and General Intangibles.

5. Security Agreement from Dutterer's dated June 14,1996, on a promissory note dated September 3,1995, made by Value Added Food Services, Inc., and payable to Dutterer's in the original principal amount of $1,038,756.

6. Borrower's Assignment dated June 14,1996, pursuant to Assignment of Claims Act, of its right to receive monies due and to become due to Borrower pursuant to its contract with the United States of America (Defense Logistics Agency) for the supply of foods to military facilities in southern Virginia.


DOUGHTIE'S FOODS, INC., a Virginia corporation

By:---------------------------------------

Its:--------------------------------------